CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement (No.333-06705) on Form S-8 of our report dated September 18, 1998 for the years ended June 30, 1996, 1997 and 1998, and to the addition of our firm under the caption "Experts" in the Prospectus, insofar as it relates to our report on the financial statements for the three years ended June 30, 1998.


                                            /S/ MARGOLIN, WINER & EVENS LLP
                                            -----------------------------------
                                                MARGOLIN, WINER & EVENS LLP



New York, New York
September 28, 1998